Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees’ Savings Plan of CollPlant Biotechnologies Ltd. of our report dated March 29, 2023, with respect to the consolidated financial statements of CollPlant Biotechnologies Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global

Tel Aviv, Israel

April 18, 2023